                           INVISION TECHNOLOGIES, INC.

                             KEY EMPLOYEE AGREEMENT
                                       FOR
                                 SERGIO MAGISTRI


     AGREEMENT made this 22nd day of April 1994, by and between INVISION TECHNOLOGIES, INC. (hereinafter the "Company") and you, SERGIO MAGISTRI (hereinafter also referred to as the "Employee").

     WHEREAS, the Employee has been employed by the Company since December 9, 1992; and

     WHEREAS, the Employee is currently serving as President and Chief Executive Officer of the Company, and has so served since December 9, 1992; and

     WHEREAS, the Company desires to retain Employee's services, to formalize its employment agreement with him, and to demonstrate its appreciation for his efforts as an President and Chief Executive Officer of the Company; and

     WHEREAS, the Company and the Employee wish to clarify their respective rights concerning the Employee's employment relationship with the Company;

     NOW, THEREFORE, in consideration for the mutual promises contained herein, and for such other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   POSITION AND RESPONSIBILITIES.

          1.1 The Company will continue to employ you and you shall serve in an executive capacity as President and Chief Executive Officer and perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

          1.2 To the best of your ability, you will devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company. You agree to serve as a director and/or officer of the Company if elected by the stockholders and the Board, as the case may be, and to perform such executive duties as may be assigned to you by the Company's Board of Directors from time to time. You will report to the Company's Board of Directors.

                                       1.

          1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business, except to the extent that such rules and regulations may be inconsistent with your executive position.

     2.   COMPENSATION.

          2.1 The Company currently pays you for the services rendered hereunder a basic salary of $11,083.33 per month. Such compensation is subject to change in accordance with the policies of the Company, as determined by its Board of Directors, in force from time to time, and payable in installments in accordance with Company policy. You shall also be entitled to all rights and benefits for which you shall be eligible under bonus, vacation, sick days, pension, group insurance, disability, life insurance, profit-sharing or other Company benefits which may be in force from time to time and provided to you or for the Company's employees generally.

          2.2 The Company will reimburse the reasonable and documented expenses you previously incurred in moving your family and household goods from Switzerland to the Bay Area, up to a maximum of $10,000.00.

          2.3 Subject to approval by the Company's Board of Directors, you will be granted options to purchase shares of common stock in the Company, according to the following terms and conditions.

               (a) Options to purchase 400,000 shares will be subject to a four-year vesting period beginning December 9, 1992, and will vest according to the Company's standard vesting schedule, so that options to purchase 100,000 shares (25% of the total) will vest at the end of the first year and 25,000 shares (6.25% of the total) will vest at the end of each subsequent three-month period of your active employment with the Company. You recognize that the option covering the first 200,000 of these shares (for vesting through December 9, 1994) is being issued at the present time, pursuant to action taken by the Board of Directors of the Company at its meeting of March 18, 1994, and that the options for the balance of the shares will be issued in the future.

               (b) Options to purchase 100,000 additional shares will be subject to two vesting conditions. The first condition will be met by your active employment during a four-year vesting period, beginning December 9, 1992, during which options will vest according to the Company's standard vesting schedule of 25% after the first year and 6.25% after each subsequent three-month period of your employment. The second and separate condition for vesting is that the Company must be profitable for two consecutive quarters before any of these shares will vest, even though the passage of time required in the first condition has been met.

                                       2.

               (c) Options to purchase 100,000 additional shares will be issued immediately, but shall become exercisable only upon the closing of (i) the Company's initial public offering of stock, or (ii) an acquisition of the Company, in either case for a purchase price equal to no less than $5.00 per share of the Company's Common Stock, as presently constituted.

     3.   OTHER ACTIVITIES DURING EMPLOYMENT.

          3.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

          3.2 Except as permitted by Section 3.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

          3.3 During the term of your employment by the Company you will not directly or indirectly, except on behalf of the Company, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by you to directly compete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

     4. FORMER EMPLOYMENT. You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. You represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company, except in accordance with agreements between your former employer and the Company. The Company has been made aware by you of the existence of a consulting contract between you and Italimprese and does not object to such relationship so long as it does not conflict with your responsibilities with the Company.

     5. PROPRIETARY INFORMATION AND INVENTIONS. You agree that you are bound by the provisions of the Proprietary Information Agreement between you and the Company, a form of which is attached hereto as Exhibit 1.

                                       3.

     6.   TERM OF EMPLOYMENT; TERMINATION.

          6.1 Your employment will be terminable at the will of either party, at any time, with or without cause or prior notice.

          6.2 If terminated for cause, or if Employee resigns voluntarily, Employee shall receive no severance pay or other benefits. Termination for cause shall be effected by a majority of the Board of Directors only for the following reasons:

               (a) The Employee's breach of his duty of undivided loyalty in the execution of his fiduciary duties to the Company, including, but not limited to, the use of his position of trust to further his private interests, or depriving the Company of any opportunity to which it is entitled;

               (b) Dishonesty of the Employee with respect to the Company or any of its subsidiaries;

               (c) Wilful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business, or business relationships of the Company or of any of its subsidiaries or any of their respective officers, directors or employees;

               (d) Conviction of the Employee upon a charge of any crime involving moral turpitude or which could reflect unfavorably upon the Company or any of its subsidiaries;

               (e) Wilful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon ten days prior written notice; or

               (f) Material breach by the Employee of any of the covenants contained in this Agreement.

          6.3 If terminated without cause, Employee shall continue to receive his then-current salary for a period of six (6) months or until new employment begins, whichever occurs first. Employee agrees to notify the Company upon acceptance of new employment.

                                       4.

          6.4 The Company will reimburse Employee for reasonable and documented expenses you incur, within six months of your termination without cause, in moving your family and household goods back to Switzerland from the Bay Area, up to a maximum of $10,000.

          6.5 In the event Employee desires to resign, Employee shall give the Company not less than ninety (90) days written notice.

     7. REMEDIES. Your duties under the Proprietary Information Agreement shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     8. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you.

     9. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

     11. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                                       5.

     12.  COMPLETE AGREEMENT; AMENDMENTS.  This Agreement together with
Exhibit 1 sets forth the entire agreement and understandings between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. This Agreement merges all previous discussions and negotiations between the parties and supersedes and replaces any and every other agreement which may have existed between the parties with respect to the subject matter hereof. It may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

     13. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     14. LAW GOVERNING AGREEMENT. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the substantive laws of the State of California without regard to its principles of conflicts of law.

     15. FORUM. Any legal action, suit or proceeding arising from or relating to this Agreement shall be brought and maintained in either the courts of the State of California, or the United States District Court for the Northern District of California and the parties hereby submit to the jurisdiction thereof.

     16. ATTORNEY FEES. If either party hereto brings any action to enforce its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

                              InVision Technologies, Inc.


                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------
                              Date:
                                    ------------------------------------------

Accepted and agreed this
22nd day of April 1994.



----------------------------
     Sergio Magistri



                                       6.

                                    EXHIBIT 1

                           INVISION TECHNOLOGIES, INC.

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

     IN CONSIDERATION OF MY EMPLOYMENT OR CONTINUED EMPLOYMENT BY INVISION TECHNOLOGIES, INC. (THE "COMPANY"), AND THE COMPENSATION NOW AND HEREAFTER PAID TO ME, I HEREBY AGREE AS FOLLOWS:

     1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. AT ALL TIMES DURING THE TERM OF MY EMPLOYMENT AND THEREAFTER, I WILL HOLD IN STRICTEST CONFIDENCE AND WILL NOT DISCLOSE, USE, LECTURE UPON OR PUBLISH ANY OF THE COMPANY'S PROPRIETARY INFORMATION (DEFINED BELOW), EXCEPT AS SUCH DISCLOSURE, USE OR PUBLICATION MAY BE REQUIRED IN CONNECTION WITH MY WORK FOR THE COMPANY, OR UNLESS AN OFFICER OF THE COMPANY EXPRESSLY AUTHORIZES SUCH IN WRITING. I HEREBY ASSIGN TO THE COMPANY ANY RIGHTS I MAY HAVE OR ACQUIRE IN SUCH PROPRIETARY INFORMATION AND RECOGNIZE THAT ALL PROPRIETARY INFORMATION SHALL BE THE SOLE PROPERTY OF THE COMPANY AND ITS ASSIGNS AND THE COMPANY AND ITS ASSIGNS SHALL BE THE SOLE OWNER OF ALL TRADE SECRET RIGHTS, PATENT RIGHTS, COPYRIGHTS, MASK WORK RIGHTS AND ALL OTHER RIGHTS THROUGHOUT THE WORLD (COLLECTIVELY, "PROPRIETARY RIGHTS") IN CONNECTION THEREWITH.

     THE TERM "PROPRIETARY INFORMATION" SHALL MEAN TRADE SECRETS, CONFIDENTIAL KNOWLEDGE, DATA OR ANY OTHER PROPRIETARY INFORMATION OF THE COMPANY. BY WAY OF ILLUSTRATION BUT NOT LIMITATION, "PROPRIETARY INFORMATION" INCLUDES (A) ALGORITHMS, TRADE SECRETS, INVENTIONS, MASK WORKS, IDEAS, PROCESSES, FORMULAS, SOURCE AND OBJECT CODES, DATA, PROGRAMS, OTHER WORKS OF AUTHORSHIP, KNOW-HOW, IMPROVEMENTS, DISCOVERIES, DEVELOPMENTS, DESIGNS AND TECHNIQUES (HEREINAFTER COLLECTIVELY REFERRED TO AS "INVENTIONS"); AND (B) INFORMATION REGARDING PLANS FOR RESEARCH, DEVELOPMENT, NEW PRODUCTS, MARKETING AND SELLING, BUSINESS PLANS, BUDGETS AND UNPUBLISHED FINANCIAL STATEMENTS, LICENSES, PRICES AND COSTS, SUPPLIERS AND CUSTOMERS; AND INFORMATION REGARDING THE SKILLS AND COMPENSATION OF OTHER EMPLOYEES OF THE COMPANY.

     2. THIRD PARTY INFORMATION. I UNDERSTAND, IN ADDITION, THAT THE COMPANY HAS RECEIVED AND IN THE FUTURE WILL RECEIVE FROM THIRD PARTIES CONFIDENTIAL OR PROPRIETARY INFORMATION ("THIRD PARTY INFORMATION") SUBJECT TO A DUTY ON THE COMPANY'S PART TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION AND TO USE IT ONLY FOR CERTAIN LIMITED PURPOSES. DURING THE TERM OF MY EMPLOYMENT AND THEREAFTER, I WILL HOLD THIRD PARTY INFORMATION IN THE

                                       7.

STRICTEST CONFIDENCE AND WILL NOT DISCLOSE (TO ANYONE OTHER THAN COMPANY PERSONNEL WHO NEED TO KNOW SUCH INFORMATION IN CONNECTION WITH THEIR WORK FOR THE COMPANY) OR USE, EXCEPT IN CONNECTION WITH MY WORK FOR THE COMPANY, THIRD PARTY INFORMATION UNLESS EXPRESSLY AUTHORIZED BY AN OFFICER OF THE COMPANY IN WRITING.

     3.   ASSIGNMENT OF INVENTIONS.

          3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

               (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                    (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                    (2) Result from any work performed by the employee for the employer.

               (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

          3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including

                                       8.

appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others,

                                       9.

conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that for that reason not all such Inventions have been listed.

     7. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than the Company.
 I agree further that for the period of my employment by the company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the company to leave the employ of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the company).

     8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

     I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company.
 I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company

                                       10.

in completing and signing the Company's termination statement for technical and management personnel.

     11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     12. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

     13.  GENERAL PROVISIONS.

          13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

          13.2 ENTIRE AGREEMENT. This Agreement and the attached addendum is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and superacids and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

          13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor

                                       11.

shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

          13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     I HAVE READ THIS AGREEMENT CAREFULLY AND TERMS.

Dated:
      ---------------------------

---------------------------------
Employee Name

ACCEPTED AND AGREED TO:

INVISION TECHNOLOGIES, INC.


---------------------------------





                                       12.

                                    EXHIBIT A


InVision Technologies, Inc.
3420 E. Third Avenue
Foster City, CA 94404

Gentlemen:

1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by InVision Technologies, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [  ] No inventions or improvements.

     [  ] See below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     [ ] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

     [  ] Additional sheets attached.

2. I propose to bring to my employment the following devices, materials and documents of a former employer (other than Imatron, Inc.) or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

     [  ] No material.


                                       13.

     [  ] See below:

     [  ] Additional sheets attached.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Date:
      -----------

Very truly yours,


----------------------------------------
Employee Name





                                       14.

                   INVISION TECHNOLOGIES, INC.

                          AMENDMENT TO
                     KEY EMPLOYEE AGREEMENT
                               for
                        Sergio Magistri


     This Amendment to Key Employee Agreement (the "Amendment") is made on October __, 1995, by and between InVision Technologies, Inc., a Delaware corporation (the "Company"), and Sergio Magistri. Reference is made to that certain Key Employee Agreement dated April 22, 1994 by and between the Company and Sergio Magistri (the "Agreement").

     Whereas, by resolution adopted by the Board of Directors of the Company on October 21, 1994, the Board authorized the amendment as set forth herein of the option granted to the Employee pursuant to Section 2.3(c) of the Agreement;

     Whereas, in the interests of clarity the parties desire also to reflect the issuance of additional options since the date of the Agreement, pursuant to employee anti-dilution programs adopted by the Board of Directors

     Now, Therefore, in consideration of the mutual promises and covenants as set forth herein, the parties hereby agree as follows:

     1. The parties confirm that the options for 400,000 shares originally provided for in Section 2.3(a) of the Agreement were canceled as part of a repricing program effected in 1994. In place of such original option commitment, Employee now holds an option covering 580,000 shares at an exercise price of $0.10 per share, vesting on a quarterly basis through March 9, 1997 (the "First Replacement Option"). In addition, in respect of such grant, the Company has since granted Employee an additional option covering 152,000 shares at a purchase price of $0.10 per share, vesting on a quarterly basis through December 9, 1996.

     2. The parties confirm that the 100,000 share option originally provided for in Section 2.3(b) of the Agreement was canceled as part of a repricing program effected in 1994. In place of such original option, Employee now holds an option covering 145,000 shares at an exercise price of $0.10 per share, with vesting continuing to be subject to the two conditions referred to in the original Section 2.3(b), provided, however, that the original quarterly vesting schedule has been revised to provide for quarterly vesting through March 9, 1997 (the "Second Replacement Option"). In addition, in respect of such grant, the Company has since granted Employee an additional option covering 38,000 shares at a purchase price of $0.10 per share, subject to the same vesting conditions as the Second Replacement Option.

     3. The parties confirm that the 100,000 share option originally provided for in

Section 2.3(c) of the Agreement was canceled as part of a repricing program effected in 1994. In place of such option, Employee now holds an option covering 145,000 shares at an exercise price of $0.10 per share, with vesting subject to the original conditions (the "Third Replacement Option"). In addition, in respect of such grant, the Company has since granted Employee an option covering 38,000 shares at a purchase price of $0.10 per share, subject to the same vesting conditions as the Third Replacement Option.

     4. The parties agree that the vesting condition for the options referred to in Section 3 of this Amendment shall be as follows, in place of the vesting language provided for originally in Section 2.3(c) of the
Agreement:

         "This option shall become exercisable only upon (i) the closing of the Company's initial public offering of stock with a post-offering Company valuation of at least $60,000,000 (to be measured inclusive of all options and warrants outstanding as of the closing of such public offering), (ii) the closing of an acquisition of the Company with a Company valuation of at least $60,000,000 or (iii) the public trading of the Company's common stock during any two month period following the closing of the Company's initial public offering at an average price for such period yielding a Company valuation of at least $60,000,000. For purposes of measuring the average trading price, the parties shall disregard any days on which the Company's stock does not trade, whether or not the exchanges were open for trading on those days. This option shall expire if Employee's employment terminates prior to the satisfaction of such condition."

     5. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California, without regard to its principles of conflicts of laws. This Amendment may be executed in several counterparts, which taken together shall constitute a single document.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first above written.

INVISION TECHNOLOGIES, INC.



By:
    ---------------------------------
            Sergio Magistri